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                                                                Exhibit (e) (4)

AMERICAN GENERAL
Life Companies

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                            EXECUTIVE ADVANTAGE/SM/
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                              PREMIUM ALLOCATION
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
      Policy Number:  Policyholder:
                                    (Last Name, First Name, Middle Name)

Insured:                                                    Social Security No.:       -      -
          (Last Name, First Name, Middle Name)

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[_] I revoke my current Premium Allocation and direct that all future premiums be invested as described below.
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Allocation of Premium

Guaranteed Account                             %                                           Percent

   AIM VARIABLE INSURANCE FUNDS
   (INVESCO VARIABLE INSURANCE                   GOLDMAN SACHS VARIABLE INSURANCE TRUST
   Funds)
   Invesco V.I. High Yield Fund                %    Strategic International Equity Fund           %
   Invesco V.I. American Value Fund            %    Structured U.S. Equity Fund                   %
   ALLIANCE BERNSTEIN VARIABLE
   PRODUCTS SERIES FUND, INC.                      JPMORGAN INSURANCE TRUST
   Growth Portfolio                            %   Small Cap Core Portfolio                       %
   Growth and Income Portfolio                   THE UNIVERSAL INSTITUTIONAL FUNDS,
                                               % INC.
   Large Cap Growth Portfolio                  %    Core Plus Fixed Income Portfolio              %
   AMERICAN CENTURY VARIABLE
   PORTFOLIOS, INC.                                 Emerging Markets Equity Portfolio             %
   VP Income & Growth Fund                     %    Mid Cap Growth Portfolio                      %
   VP International Fund                            NEUBERGER BERMAN ADVISERS
                                               %    MANAGEMENT TRUST
BLACKROCK VARIABLE SERIES FUNDS, INC.               AMT Large Cap Value Portfolio                 %
  BlackRock Basic Value V.I. Fund              %    PIMCO VARIABLE INSURANCE TRUST
  BlackRock Capital Appreciation V.I.
  Fund                                         %    High Yield Portfolio                          %
  BlackRock U.S. Government Bond V.I.
  Fund                                         %    Long-Term U.S. Government Portfolio           %
  BlackRock Value Opportunities V.I.
  Fund                                         %    Real Return Portfolio                         %
   FIDELITY VARIABLE INSURANCE
   PRODUCTS                                         Short-Term Portfolio                          %
   VIP Balanced Portfolio                      %    Total Return Portfolio                        %
   VIP Contrafund Portfolio                    %    VANGUARD VARIABLE INSURANCE FUND
   VIP Index 500 Portfolio                     %    Total Bond Market Index Portfolio             %
   VIP Money Market Portfolio                  %    Total Stock Market Index Portfolio            %
   FRANKLIN TEMPLETON VARIABLE
   INSURANCE PRODUCTS TRUST                         VALIC COMPANY I
   Developing Markets Securities
   Fund- Class 2                               %    International Equities Fund                   %
   Foreign Securities Fund- Class 2            %    Mid Cap Index Fund                            %
   Growth Securities Fund - Class 2            %    Small Cap Index Fund                          %

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As Policyholder, I represent that:
a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.
b) I have received copies of the current prospectuses.
c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.
d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.
e) I believe that this Policy will meet my insurance needs and financial objectives.
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
   Signature of Insured   Signature of Policyholder (If other than Insured)
                     , 2
   Date Signed

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Premium Allocation, Executive Advantage/SM/ ,05/13